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                                                                      Exhibit 32


                             REX Stores Corporation
                      CERTIFICATION PURSUANT TO SECTION 906
                        OF THE SARBANES-OXLEY ACT OF 2002

         The undersigned officers of REX Stores Corporation (the "Company") hereby certify, to their knowledge, that the Company's Quarterly Report on Form 10-Q for the period ended April 30, 2004, which this certificate accompanies, fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that the information contained therein fairly presents, in all material respects, the financial condition and results of operations of the Company.

         A signed original of this written statement required by Section 906, or other document authenticating, acknowledging, or otherwise adopting the signature that appears in typed form within the electronic version of this written statement required by Section 906, has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.



STUART A. ROSE
Stuart A. Rose


DOUGLAS L. BRUGGEMAN
Douglas L. Bruggeman


Dated:  June 9, 2004